CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Stockholders and Board of Directors
   Mac Filmworks, Inc.
   Shreveport, Louisiana

We hereby consent to the incorporation by reference in this Registration Statement on Form SB-2 our report dated March 5, 2003 included herein for the two years ended December 31, 2002 and the period from November 22, 1994 (Inception) through December 31, 2002.

We also consent to the references to us under the heading "Experts" in such Document.


September 23, 2003

Malone & Bailey, PLLC
www.malone-bailey.com
Houston, Texas